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                                                                     EXHIBIT 8.1

                [LETTERHEAD OF BATTLE FOWLER LLP APPEARS HERE]

                          WRITER'S DIRECT DIAL NUMBER
                                 (212) 856-7000

                       WRITER'S DIRECT FACSIMILE NUMBER
                                 (212) 339-9150



                                August 14, 1997


American General Hospitality Corporation
5605 MacArthur Boulevard
Suite 1200
Irving, Texas  75038

Gentlemen:

     We have acted as counsel to American General Hospitality Corporation, a Maryland corporation (the "Company"), in connection with the preparation of a registration statement (the "Registration Statement") filed with the Securities and Exchange Commission on August 6, 1997 (No. 333-33007), as amended through the date hereof, with respect to the offering and sale by the Company (the "Offering") from time to time in one or more series (i) shares of the Company's common stock, $.01 par value, per share (the Common Stock"), or (ii) warrants to purchase Common Stock ("Common Stock Warrants") with an aggregate public offering price of up to $500,000,000, in amounts, at prices and on terms to be determined at the time of the Offering. You have requested our opinion on certain federal income tax matters in connection with the Offering.

     The Company owns all of the stock of AGH GP, Inc., a Nevada corporation ("AGH GP") and AGH LP, Inc. a Nevada corporation ("AGH LP"). AGH GP is the sole general partner of American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"). AGH LP is a limited partner in the Operating Partnership. The Operating Partnership owns, and will own, equity interests, in hotels (the "Hotels") directly and owns, and will own, equity interests in other Hotels through limited liability companies, joint ventures or subsidiary partnerships (collectively, the
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American General Hospitality Corporation                         August 14, 1997
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"Subsidiary Partnerships").  The Operating Partnership or the Subsidiary
Partnerships, as the case may be, lease or will lease each of the Hotels to AGH Leasing, L.P. (the "Lessee"), pursuant to substantially similar operating leases (the "Leases"). Except for one Hotel, American General Hospitality, Inc., a Texas corporation, operates or will operate the Hotels pursuant to management agreements (the "Management Agreements") between it and the Lessee.

     In connection with the opinions rendered below, we have examined the following:

     1. the Company's Articles of Amendment and Restatement, as filed with the Secretary of State of Maryland;

     2.  the Company's Amended and Restated Bylaws;

     3. the Registration Statement, including the prospectus contained as part of the Registration Statement (the "Prospectus");

     4. the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of July 31, 1996 (the "Operating Partnership Agreement"), among AGH GP, as general partner, AGH LP, as the initial limited partner, and several other limited partners;

     5. the partnership agreements, operating agreements and joint venture agreements (together with the Operating Partnership Agreement, the "Partnership Agreements") of the Subsidiary Partnerships;

     6. the Leases between the Operating Partnership or the Subsidiary Partnerships and the Lessee;

     7. the Lease Master Agreement between the Operating Partnership, the Subsidiary Partnerships and the Lessee;

     8. the Management Agreements between American General Hospitality, Inc. and the Lessee; and

     9. such other documents as we have deemed necessary or appropriate for purposes of this opinion.

     In connection with the opinions rendered below, we have assumed generally that:
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American General Hospitality Corporation                         August 14, 1997
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     1.  each of the documents referred to above has been duly authorized, executed, and delivered; is authentic, if an original, or is accurate, if a copy; and has not been amended;

     2. during each taxable year, including its short taxable year ending December 31, 1996, the Company has operated and will continue to operate in such a manner that will make the representations contained in the Representation Letter, dated January 27, 1997 as updated through the date hereof and executed by the executive vice president of the Company (the "Representa-tion Letter"), true for such years;

     3. the Company will not make any amendments to its organizational documents or the Partnership Agreements, after the date of this opinion that would affect Company's qualification as a real estate investment trust (a "REIT") for any taxable year;

     4. each limited partner (a "Limited Partner") of the Operating Partnership (other than AGH LP) that is a corporation or other entity has valid legal existence; and

     5. each Limited Partner (other than AGH LP) has full power, authority, and legal right to enter into and perform the terms of the Operating Partnership Agreement and the transactions contemplated thereby.

     In connection with the opinions rendered below, we also have relied upon the correctness of the representations contained in the Representation Letter.

     For purposes of our opinions, we made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Representation Letter, or the Prospectus. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

     In addition, to the extent that any of the representations provided to us in the Representation Letter are with respect to matters set forth in the Internal Revenue Code of 1986, as amended (the "Code"), or the Treasury regulations thereunder (the "Regulations"), we have reviewed with the individuals making such representation the relevant portion of the Code and the applicable Regulations and are reasonably
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satisfied that such individuals understand such provisions and are capable of making such representations.

     Based on the documents and assumptions set forth above, the representations set forth in the Representation Letter, and the discussion in the Prospectus under the caption "Federal Income Tax Considerations" (which is incorporated herein by reference), we are of the opinion that:

          (a) commencing with the Company's short taxable year ending December 31, 1996, the Company qualifies to be taxed as a REIT pursuant to sections 856 through 860 of the Code, and the Company's proposed method of operation will enable it to qualify as a REIT for its subsequent taxable years;

          (b) the descriptions of the law and the legal conclusions contained in the Prospectus under the caption "Federal Income Tax Considerations" are correct in all material respects, and the discussion contained therein fairly summarizes the federal tax considerations that are material to a holder of the Common Stock; and

          (c) the Operating Partnership and the Subsidiary Partnerships will be treated for federal income tax purposes as partnerships and not as associations taxable as corporations or as publicly traded partnerships.

We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Representation Letter. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a REIT.

          The foregoing opinions are based on current provisions of the Code and the Regulations, published administrative interpretations thereof, and published court decisions. The Internal Revenue Service has not issued Regulations or administrative interpretations with respect to various provisions of the Code relating to REIT qualification. No assurance can be given that the law will not change in a way that will prevent the Company from qualifying as a REIT, or the Operating Partnership or the Subsidiary Partnerships from being classified as partnerships for federal income tax purposes.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the
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American General Hospitality Corporation                         August 14, 1997
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references to Battle Fowler LLP under the captions "Federal Income Tax
Considerations" and "Legal Matters" in the Prospectus.

          The foregoing opinions are limited to the federal income tax matters addressed herein, and no other opinions are rendered with respect to other federal tax matters or to any issues arising under the tax laws of any state or locality. We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter is solely for the information and use of the addressees, and may not be relied upon for any purpose by any other person other than the stockholders of the Company without our express written consent.

                                    Very truly yours,


                                    BATTLE FOWLER LLP